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                                                                     EXHIBIT 5.3


                     (SCOGGINS & GOODMAN, P.C. LETTERHEAD)

                               September 24, 2003

Group 1 Automotive
950 Echo Lane
Suite 100
Houston, Texas 77024

     Re: GPI Atlanta-F, Inc. as Subsidiary Guarantor of Subordinated Indenture with Wells Fargo Bank, N.A., as Trustee; Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted in a limited capacity as special Georgia counsel to GPI Atlanta-F, Inc., a Georgia corporation ("Subsidiary Guarantor"), in connection with that certain Subordinated Indenture and the First Supplemental Indenture (collectively the "Indenture") dated as of August 13, 2003, among Group 1 Automotive, Inc., a Delaware corporation (the "Company"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Subsidiary Guarantor, and certain other entities identified as Subsidiary Guarantors (the "Other Guarantors"; the Company, Subsidiary Guarantor and Other Guarantors are herein collectively referred to as the "Group 1 Parties"). This opinion is being furnished to you with respect to the execution of the Registration Statement on Form S-4 (the "Registration Statement"), dated September 24, 2003, and filed or to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $150,000,000 aggregate principal amount of its 8.25% Senior Subordinated Notes due August 15, 2013 (the "Initial Notes"), for a new series of notes in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of Subsidiary Guarantor and Other Guarantors (collectively, the "Designated Guarantors") of the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes." The Initial Notes were issued, and the Exchange Notes will be issued, under the Indenture. All capitalized terms not defined herein or in Annex I attached hereto shall have the same meanings assigned to them in the Indenture and/or the Registration Statement.

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Group 1 Automotive, Inc.
September 24, 2003
Page 2

         In our limited capacity as special Georgia counsel, we have examined copies of the documents listed on Annex I, all of which documents have been identified to the undersigned as being true copies of original documents. The documents listed as items 1, 2, 3 and 4 on Annex I are hereinafter collectively referred to as the "Indenture Documents," and the documents listed as items 5, 6 and 7 are hereinafter collectively referred to as the "Corporate Documents." In rendering the opinions set forth herein, we have relied upon the Corporate Documents and have been asked to make the assumptions set forth herein. In connection with this opinion, we have assumed without any independent investigation on our part that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based upon the foregoing, it is our opinion that (i) the Subsidiary Guaranties have been duly authorized, executed and delivered by the Subsidiary Guarantor; (ii) Subsidiary Guarantor is validly existing as a corporation and in good standing under the laws of the State of Georgia; and (iii) Subsidiary Guarantor has the corporate authority to execute and deliver the Subsidiary Guaranties.

         The foregoing opinion is subject to applicable law and the following assumptions and qualifications:

                  (a) We have been asked to assume and do hereby assume without independent investigation that the Company and the Other Guarantors have duly authorized the execution, delivery and performance of the Indenture Documents, have duly executed and delivered the Indenture Documents, and that the Indenture Documents have been executed on behalf of the Company and the Other Guarantors by the person or person or persons who have been duly authorized to execute and deliver the Indenture Documents on behalf of the Company and the Other Guarantors.

                  (b) We have been asked to assume and do hereby assume without any independent investigation that the Company and the other Guarantors have the power to perform their respective obligations under the Indenture Documents and to conduct their respective business, and are duly organized, validly existing, and in good standing in their respective states of organization.

                  (c) We have been asked to assume and do hereby assume that all signatures are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as copies conform to the originals; and that the facts stated in all such documents are true and correct. In rendering this opinion, we have not made any independent investigation as to accuracy or completeness of any facts or representations, warranties, data or other

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Group 1 Automotive, Inc.
September 24, 2003
Page 3

information, whether written or oral, that may have been made by or on behalf of any of the Group 1 Parties, except as specifically set forth herein. In that connection, we have made no review of the files of Subsidiary Guarantor whether in the possession of Subsidiary Guarantor or the possession of any other party.

                  (d) We have been asked to assume and do hereby assume the due organization and existence of the Trustee to the Indenture Documents, and have assumed the corporate power and authority of the Trustee to execute and deliver, and to consummate the transactions contemplated by the Indenture Documents to which it is a party, and the due authorization, execution and delivery of the Indenture Documents by the Trustee.

                  (e) We have been asked to assume and do hereby assume that the Indenture Documents constitute the legal, valid and binding obligations of each of the parties to the Indenture Documents, and are enforceable against such parties in accordance with their terms. We also express no opinion as to whether the terms contemplated in the Indenture Documents comply with any statutes, laws, rules or regulations which prescribe permissible and lawful investments for any of the parties (either as to type, amount, percentage of total investments or otherwise). Without limiting the generality of the foregoing, no opinion is expressed as to the effect or enforceability of any provisions in any of the Indenture Documents.

                  (f) We express no opinion with respect to title to or use of any asset of property and we express no opinion with respect to the creation, existence, permissibility, legality, validity, binding effect, enforceability, perfection or priority of any security interest or other lien or encumbrance purported to be created under any Indenture Documents or the absence of any security interest of other lien or encumbrance.

         As used herein, "applicable law" means the Georgia Business Corporation Code found in O.C.G.A. Sec. 14-2-101 et. seq. The term "applicable law" does not include, and we express no opinion with regard to (a) any Georgia law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction, or (iii) labor, employee rights and benefits, or occupational safety and health, (b) antitrust laws, (c) tax laws, rules and regulations or (d) any federal or state securities laws, including, without limitation, state blue sky laws, the Securities Act and all other laws, statutes and requirements related thereto.

         The opinions rendered herein are for the sole benefit of, and may only be relied upon by, the addressee and Vinson & Elkins, LLP, and the opinions herein expressed are not to be used, circulated or otherwise referred to in connection with any transaction other than those contemplated by the Indenture Documents. This opinion is specifically limited to the applicable law of the State of Georgia. We have not been asked to, and we do not, render any opinion as to

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Group 1 Automotive, Inc.
September 24, 2003
Page 4

any matter except as specifically set forth herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." We have no obligation to modify, amend or supplement this letter in any way.

                                          Very truly yours,

                                          SCOGGINS & GOODMAN, P.C.

                                          By: /s/ Samuel M. Chambliss III
                                              ---------------------------
                                              Samuel M. Chambliss III
                                              Vice President

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                                     Annex I

                   Indenture Documents and Corporate Documents

1. The Indenture described on page 1 of the letter to which this Annex I is attached;

2. The Registration Statement described on page 1 of the letter to which this Annex I is attached;

3. Subsidiary Guaranties, by Subsidiary Guarantor and Other Guarantors dated as of August 13, 2003, in favor of the Trustee and the Holder of the Note upon which the Subsidiary Guaranties are endorsed (the "Subsidiary Guaranties");

4. Exchange and Registration Rights Agreement dated August 13, 2003, made by the Company, Subsidiary Guarantor and Other Guarantors in favor of Goldman, Sachs & Co. (the "Registration Rights Agreement");

5. Unanimous Written Consent of the Board of Directors in Lieu of a Meeting, Group I Automotive, Inc. Corporate Subsidiaries [including Subsidiary Guarantor] showing execution by Scott L. Thompson and J. Brooks O'Hara and dated August 7, 2003;

6. Copies of Certificates on file with Secretary of State of Georgia concerning the corporate existence of Subsidiary Guarantor; and

7. Articles of Incorporation, Articles of Merger, Articles of Amendment, By-Laws, Secretarial Certificates, and related documentation evidencing the corporate existence of Subsidiary Guarantor (f/k/a Stone Mountain Ford, Inc.).